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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 20, 1996.

                             AM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                   1-683                 34-0054940
(State or other jurisdiction     (Commission             (IRS Employer
     of incorporation)           File Number)         Identification No.)

        9399 W. Higgins Rd.
        Suite 900
        Rosemont, Illinois                                   60018
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  847-292-0600

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Item 2.  Acquisition or Disposition of Assets.

         On September 20, 1996, AM International, Inc., a Delaware corporation (the "Company"), completed the sale of the 2,148,000 shares of AM Japan Co., Ltd. ("AM Japan") owned by the Company. The sale was completed pursuant to the terms of a tender offer as provided in a definitive agreement entered into on August 21, 1996 by the Company, JAC Co., Ltd., a Japanese marketing firm, and its President, Mr. Shigeru Watanabe (a copy of which is incorporated herein by reference as Exhibit 2 hereto). In the tender offer, the Company sold its shares of AM Japan at a price of yen 575 per share (or approximately $5.33 per share at the prevailing exchange rate on August 21, 1996, the date of execution of the definitive agreement). The terms of this sale were determined by arms-length negotiations between the parties. A gain of approximately $2.6 million is anticipated to be recorded in the first quarter of the Company's fiscal year ending July 31, 1997 as a result of the transaction.

         The Company's historical consolidated financial statements have been restated to reflect the sale of its Sheridan Systems division ("Sheridan Systems") and its previously divested Multigraphics - International Operations as discontinued operations. The unaudited pro forma financial statements incorporated by reference herein illustrate the effect of certain adjustments to the historical consolidated financial statements that resulted from the sale of Sheridan Systems and the sale of the Company's interest in AM Japan, as if the sales and related transactions had occurred at the beginning of the periods presented for the Consolidated Statements of Income from Continuing Operations and as of April 27, 1996 for the Consolidated Balance Sheet.


Item 7.  Financial Statements, Pro Forma
                 Financial Information and Exhibits.

         (b) Pro Forma Financial Information. The following pro forma financial information is incorporated by reference herein from pages (i) through (v) of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 1996 (a copy of these pages are attached hereto as Exhibit 99.1):

     Pro forma consolidated statement of income from continuing operations (unaudited) for the year ended July 31, 1995

     Pro forma consolidated statement of income from continuing operations (unaudited) for the nine months ended April 27, 1996

     Pro forma consolidated balance sheet (unaudited) as of April 27, 1996



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     Pro forma capitalization (unaudited) as of April 27, 1996

     Notes to the pro forma financial statements (unaudited)

     (c)  Exhibits

     The exhibits accompanying this report are listed in the accompanying
Exhibit Index.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AM INTERNATIONAL, INC.
                                      (Registrant)


                                      By:  /s/ Thomas D. Rooney
                                           -------------------------
                                           Thomas D. Rooney
                                           Vice President and
                                           Chief Financial Officer


Date:  October 1, 1996


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                                 EXHIBIT INDEX


         The following exhibits are filed herewith as noted below.


     Exhibit No.                                Exhibit

         2 Definitive Agreement dated August 21, 1996 among AM International, Inc., JAC Co., Ltd. and Shigeru Watanabe

         99.1 Pro Forma Financial Information (pages (i) through (v) of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 1996)




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